                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 Current Report
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported):  June 28, 2002
                                                           ---------------------


                                    DDi Corp.
                                DDi Capital Corp.
         --------------------------------------------------------------
               (Exact name of registrant as specified in charter)

           Delaware                       000-30241              06-1576013
          California                      333-41187              33-0780382
          ----------                      ---------              ----------
 (State or other jurisdiction            (Commission          (I.R.S. Employer
       of incorporation)                File Numbers)       Identification Nos.)

       1220 Simon Circle, Anaheim, CA                                  92806
--------------------------------------------------------------------------------
 (Address of principal executive offices)                           (Zip Code)


Registrant's telephone number, including area code        (714) 688-7200
                                                     ---------------------------


                                 Not Applicable
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5. Other Events.

         On June 28, 2002, DDi Corp. announced the following recent developments regarding its business. When used in this report, the terms "DDi," "DDi Corp.," "we," "our" and "us" refer to DDi Corp. and its consolidated subsidiaries, unless otherwise specified. As used in this report, "Dynamic Details" refers to Dynamic Details Incorporated, a California corporation and an indirect wholly-owned subsidiary of DDi Corp.

Amendment to Dynamic Details, Inc. Senior Credit Facility

         On June 28, 2002, Dynamic Details entered into an amendment to the Dynamic Details senior credit facility. The amendment either waives or resets the financial convenants under the Dynamic Details senior credit facility through December 31, 2003 and establishes two new covenants, one related to liquidity and the other related to minimum revenues. The amendment reduced the maximum available borrowing under the revolving credit facility from $75 million to $50 million and provides that until the fourth quarter of 2003 access to the full $50 million amount shall be limited to $25 million. Pursuant to the terms of the revolving credit facility, access to the maximum borrowing amount continues to be subject to other conditions. A copy of the amendment is filed as
Exhibit 99.1 hereto and is incorporated herein by reference.

Impairment of Goodwill

         On January 1, 2002, we adopted Statement of Financial Accounting Standards No. 142 "Goodwill and Other Intangible Assets" ("SFAS 142"). SFAS 142 requires that goodwill and certain other intangible assets be tested for impairment at least annually or whenever evidence of potential impairment exists. Under SFAS 142, we are required to recognize an impairment charge for the write-down of goodwill if the fair values of our net assets are less than their current recorded book values. As a result of the recent decline in the market price of our common stock, we were required to test our goodwill and certain other intangible assets for impairment. As a result of this impairment analysis, we expect to record a goodwill impairment charge during the second quarter of 2002. We currently estimate that this charge will range between $60 million and $80 million, pending completion of the impairment analysis.

Item 7. Exhibits.

(c) Exhibits

Exhibit No.  Description

99.1 Sixth Amendment, dated as of June 28, 2002, to the Credit Agreement, dated as of July 23, 1998, among (i) DDi Capital Corp., formerly known as Details, Capital Corp.; (ii) Dynamic Details, Incorporated, formerly known as Details, Inc.; (iii) Dynamic Details Incorporated, Silicon Valley, formerly known as Dynamic Circuits, Inc.; (iv) the several banks and other financial institutions from time to time parties thereto; (v) Bankers Trust Company; and (vi) The Chase Manhattan Bank.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, DDi Corp. has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                         DDi CORP.




Date: July 1, 2002                      By: /s/ JOSEPH P. GISCH
                                             -----------------------------------
                                                 Joseph P. Gisch
                                                 Chief Financial Officer,
                                                 Secretary and Treasurer

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, DDi Capital Corp. has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                 DDi CAPITAL CORP.




Date: July 1, 2002              By: /s/ JOSEPH P. GISCH
                                     -------------------------------------------
                                         Joseph P. Gisch
                                         Chief Financial Officer, Vice President
                                         and Treasurer